Exhibit 10.48

RELEASE AND SETTLEMENT AGREEMENT

between

COTY GENEVA SA VERSOIX 1, chemin de la Papèterie 1290 Versoix

(hereinafter "COTY")		as party of the first part

and

Mrs. Catia CESARI 7, route de Malcroissant 1295 Tannay

(hereinafter "Mrs. CESARI")		as party of the second part

WHEREAS Mrs. Catia Cesari was hired by COTY GENEVA SA VERSOIX since February 1, 2014 in Geneva as Director.

WHEREAS Mrs. Catia Cesari, in particular, acted as Senior Vice President, Business Development and M&A, and as Member of Coty Executive Committee.

WHEREAS in December 2014 COTY GENEVA SA VERSOIX decided to terminate the employment of Mrs. Catia Cesari with a 3 month notice period.

WHEREAS Mrs Catia Cesari argues that such decision will adversely and significantly impact her career and her reputation.

WHEREAS both parties are willing to agree on an amicable way of ending the employment of Mrs. Catia Cesari.

* * *

NOW THEREFORE, the parties have agreed as follows:

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Article 1

The parties agree that Mrs. CESARI’s employment with COTY shall terminate on March 31st, 2015 (the “Termination Date”).

Mrs CESARI expressly recognises that she concludes the present agreement with COTY after having received a sufficient period of time to make up her mind and consult a legal Swiss counsel.

Article 2

Mrs. CESARI's salary (CHF 38’461.50 basic gross per month exclusive of the 13th month) will be paid until the Termination date.

Article 3

COTY will continue to provide the transportation allowance (CHF 260.-- gross per month) until the Termination Date.

COTY will continue to pay the health insurance allowance (CHF 400.-- gross per month) until the Termination Date.

COTY will continue to provide the mobile phone until the Termination Date.

Article 4

COTY will pay the prorated temporis part of the 13th salary of 2015 with the salary of March 2015.

Article 5

In exchange of the full release and settlement contained in Article 21 of the present Release and Settlement Agreement:

•
COTY will pay a gross amount of CHF 375’000 equivalent to 9 additional months of basic gross salary (inclusive of the 13th month) as severance in accordance with Article 5.2 of the Employment Agreement concluded by the parties in January 2014.

•	COTY will pay an additional gross amount of CHF 50’000 to cover for miscellaneous expenses related directly or indirectly to the termination of Mrs CESARI’s employment.
All payments will be made with the payroll of March 2015 and are subject to applicable tax withholdings.

Article 6

COTY releases Mrs. CESARI from the obligation to come to work during her notice period as from the date of signature of the present Release and Settlement Agreement.

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Article 7

Even though Mrs. CESARI is released from the obligation to work, COTY shall pay her any unused vacation computed through the Termination Date with the last salary payment.

Article 8

Mrs. CESARI is entitled to keep the company car for private use until 31st March, 2015.

She will be responsible for getting in touch with the Human Resources department in a timely manner to return the car but no later than the Termination Date.

Article 9

COTY shall provide reasonable assistance to Mrs. CESARI in filing taxes related to her Coty income in Switzerland for fiscal year 2014.

Article 10

Schooling fees for Mrs. CESARI’s son have been already fully paid by Coty for the whole 2014-2015 school year. COTY agrees not to ask for any reimbursement of fees already paid

Article 11

Mrs. CESARI shall not be eligible for FY15 Coty Annual Performance Plan (“APP”) as she will not be employed by COTY at payment time.

Article 12

As per Coty Equity and Long Term Incentive plan document, at the Termination Date, any unvested stock options and unvested restricted share units will be forfeited and cancelled.

Article 13

COTY agrees to obtain and pay, for a career transitioning service (outplacement) with a reputable company for duration of one year and for a cost not exceeding CHF 40’000. The outplacement program must start prior to 31st March 2015 and will be paid directly by COTY to the career transition company. No payment will be made in lieu.

Article 14

Mrs CESARI will be released from her non-compete obligations stated in article 8 of the Employment Agreement concluded between the parties in January 2014. Mrs. CESARI undertakes however to keep strictly secret all business information belonging or relating to COTY or to any COTY company group entity or customer of a confidential nature of which she has had knowledge during her employment with COTY. Such confidential information will neither be disclosed to third parties nor to Mrs. CESARI's future employer(s).

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COTY reserves the right to pursue Mrs. CESARI in case of non-respect of the confidentiality clause.

Article 15

Within 5 working days of the execution of the present Release and Settlement Agreement, Mrs. CESARI shall return to Coty Geneva SA Versoix her keys, badge, laptop, parking badge, access card, personnel files and any other property of Coty Geneva SA Versoix.

At the same time of the Internal Announcement set out under Article 16 and until 28th February 2015, the Coty IT team will set up in Mrs. CESARI’s outlook inbox an out-of-office announcement stating:
“I am no longer at Coty.
For any business related matters please contact Daniel Buzaglo (Daniel_Buzaglo@cotyinc.com ).
Otherwise I am reachable on ccesari100@gmail.com  or on +41 79 309 83 89
Many thanks
Best regards
Catia”

Mrs. CESARI is allowed to keep the company iPhone and iPad provided COTY IT Services have the opportunity to remove any Coty specific software no later than 12th January 2015. Her password will be changed upon the signature of this Agreement and she will no longer be able to access Coty systems. At the Termination Date, COTY will assist Mrs. CESARI in transferring her current mobile line to a private provider, should she decide to retain the same calling number.

Article 16

Mrs. CESARI agrees that she will take no action or make any statement in any form that is intended, or would reasonably be expected, to harm or disparage or impair the reputation of COTY any of its parents, sisters or affiliate companies and their directors, officers, employees, agents and representatives.
COTY agrees that the company will take no action or make any statement in any form that is intended, or would reasonably be expected, to harm or disparage or impair the reputation of Mrs. CESARI.
Both parties will jointly prepare and issue an internal announcement (“Internal Announcement”) regarding the departure of Mrs. CESARI which will read as follows:

“Dear Colleagues,

Catia Cesari, currently SVP Business Development & M&A, has decided to leave the business at the end of this calendar year.
We thank Catia for her contribution during this year, and wish her best in her future endeavors.

Patrice de Talhouët”

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The Internal Announcement will be released on 23rd December 2014 assuming that the present Settlement and Release Agreement is signed before such date.

Mrs. CESARI agrees not to issue any public announcement without prior COTY consent.

Article 17

Mrs. CESARI has been informed that her accident coverage with Helsana will end 30 days after the Termination Date of the employment contract, meaning on 30th April 2015. As such, if Mrs. CESARI does not take immediately another employment in Switzerland, she will have to cover herself against non-professional accidents. She has the possibility to remain with Helsana Insurances at her own cost on an individual basis and for a maximum duration of six months.

Article 18

The loss of earnings insurance coverage in case of sickness shall expires upon the Termination Date.

Mrs. CESARI is informed she has the right to change to the individual insurance, which has to insure her to the same extent, but at her own cost. The right to change must be asserted to the insurer within a 90 days period following the Termination Date.

Article 19

Contributions to the pension fund Trianon will be made as required by such plan. The contributions Mrs. CESARI will have made to the Pension Plan will be transferred as per her instructions on a form provided by Human Resources after the Termination Date.

Article 20

The parties agree that the terms of the present Release and Settlement Agreement are confidential and agree not to disclose its existence or contents, directly or indirectly unless requested by authorized Labour or Tax authorities or subject to public reporting obligations

Article 21

COTY, on its behalf and on behalf of its subsidiaries and affiliates, and Mrs. CESARI acknowledge and agree, that they have no claims and hereby release all claims, of any nature whatsoever relating in any way to Mrs. CESARI’s employment with COTY, or termination of such employment against each other.  In the case of Mrs. CESARI’s release, it will also extend to any affiliates, sisters or parents companies of COTY and any their directors, officers, employees, agents and representatives.

Nothing herein shall preclude either party from raising claims relating to their failure to comply with their respective obligations under the present Settlement and Release Agreement.

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Article 22

The present Settlement and Release Agreement is exclusively governed by -- and construed in accordance with -- Swiss substantive law.

Sole place of jurisdiction shall be Geneva, Switzerland.

Place :	Versoix	Place :	Versoix
Date:	18.12.2014	Date:	17.12.205

COTY GENEVA SA VERSOIX		Mrs Catia CESARI
/s/Geraud-Marie Lacassagne		/s/Catia Cesari